UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2007, and January 3, 2008, ION Media Networks, Inc. (the "Company") exchanged an aggregate of 572 shares of its outstanding 13¼% Cumulative Junior Exchangeable Preferred Stock (currently accruing dividends at the rate of 14¼%) (the "14¼% Preferred Stock") for an aggregate of $3,563,560 principal amount of its 11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013 (the "Series A Notes") and $915,200 aggregate stated liquidation preference (91.52 shares) of its 12% Series B Mandatorily Convertible Preferred Stock (the "Series B Preferred Stock"). These exchanges occurred pursuant to the terms of agreements entered into between the Company and the holders of the shares so exchanged. The Company exchanged each share of 14¼% Preferred Stock for $6,230 principal amount of Series A Notes and $1,600 stated liquidation preference of Series B Preferred Stock. The Series A Notes are governed by the terms of an indenture entered into by the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee") (the "Series A Notes Indenture"), a copy of which is filed as Exhibit 10.257 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2007 filed with the Securities and Exchange Commission on August 14, 2007 and is incorporated herein by reference.

The Series A Notes and the Series B Preferred Stock are convertible on both an optional and a mandatory basis. At the holder's option, the Series A Notes and the Series B Preferred Stock are convertible at any time into shares of the Company's Class D Non-Voting Common Stock, par value $0.001 per share (the "Class D Common Stock"), at an initial conversion price of $0.90 per share of Class D Common Stock, increasing at an annual rate equal to the interest rate or the dividend rate, as applicable, from August 3, 2007 (the "Initial Issue Date") through the date of conversion. At any time following the first anniversary of the Initial Issue Date, the Series A Notes and the Series B Preferred Stock shall be mandatorily converted into shares of Class D Common Stock, upon the earliest of: (i) if shares of the Company's Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), or Class D Common Stock are traded on a national securities exchange or in the over-the-counter market, the trading price for 15 consecutive trading days is equal to or greater than, (a) in the event the mandatory conversion occurs after the first anniversary but prior to the second anniversary of the Initial Issue Date, 102% of the then-applicable conversion price, (b) in the event the mandatory conversion occurs on or after the second anniversary but prior to the third anniversary of the Initial Issue Date, 101% of the then-applicable conversion price, or (c) in the event the mandatory conversion occurs on or after the third anniversary of the Initial Issue Date, the then-applicable conversion price; or (ii) the Company's issuance of common stock at an issue price per share equal to or greater than the then-applicable mandatory conversion trigger price, generating aggregate gross proceeds to the Company of at least $75,000,000 (provided that, if the common stock is issued to CIG Media LLC, NBC Universal, Inc. or their respective affiliates, an internationally recognized investment bank selected by the purchasing party from a list of three banks provided by the Company shall have provided an opinion to the effect that the issue price is at or higher than the fair market value of a share of common stock).

The Series A Notes and the Series B Preferred Stock were issued to existing holders of the Company's 14¼% Preferred Stock in transactions exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

January 7, 2008	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer